UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2024, GameSquare Holdings, Inc., a Delaware corporation (the “Company” or “GameSquare”), FaZe Holdings, Inc., a Delaware corporation and wholly owned subsidiary of GameSquare (“FaZe Holdings”), Faze Clan, Inc., a Delaware corporation and wholly owned subsidiary of FaZe Holdings (“Faze Clan Inc.”), and FaZe Media Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Faze Clan Inc. (“Media Holdings, and together with GameSquare, FaZe Holdings and Faze Clan Inc., the “GAME Parties”), and Gigamoon Media LLC, a Delaware limited liability company (“Gigamoon”), entered into the definitive agreements described below in connection with the formation of Faze Media, Inc. (“Faze Media”), a Delaware corporation in which the Company will hold a 51% equity interest by way of Media Holdings and in which Gigamoon will hold a 49% equity interest. Faze Media is a game-focused lifestyle media and intellectual property holding created as a joint venture between the GAME Parties and Gigamoon.

Contribution Agreement

On May 15, 2024, GameSquare, FaZe Holdings, Media Holdings and Faze Media entered into a contribution agreement (the “Contribution Agreement”), pursuant to which the GAME Parties contributed, assigned and transferred certain of assets relating to FaZe Holdings’ and its subsidiaries’ agency, and other business operations, including certain intellectual property assets, to Faze Media. For such contributions and the services described in the following sentence, Media Holdings received a 51% equity interest in Faze Media. The Contribution Agreement further provides that GameSquare will provide certain professional and corporate services to Faze Media pursuant to a separate services agreement. Simultaneously with the Contribution Agreement, Gigamoon and Faze Media entered into an agreement pursuant to which Gigamoon purchased 49% of the equity interest Faze Media for an aggregate purchase price of $11.0 million.

In connection with the Contribution Agreement and the transactions contemplated thereby, GameSquare also granted Gigamoon the right to nominate one director (the “Gigamoon Nominee”) for election to the board of directors of GameSquare (the “Board”). GameSquare further agreed to take all corporate action necessary to cause the Board to elect the Gigamoon Nominee to fill the current vacancy on the Board. To the extent permitted by applicable law, for so long as Gigamoon holds 80% or more of its initial equity interest in FaZe Media, (i) Gigamoon will have the right to nominate one member of the Board in connection with the election of directors at each subsequent annual meeting of stockholders of GameSquare, and (ii) GameSquare will include such Gigamoon Nominee in the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of GameSquare and recommend that its stockholders vote in favor of the election of such nominee in connection with such annual meeting.

The foregoing summary of the Contribution Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Contribution Agreement and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Trademark License Agreement

On May 15, 2024, GameSquare and Faze Media entered into a trademark license agreement (the “License Agreement”), pursuant to which Faze Media granted GameSquare an exclusive, worldwide license to certain of the intellectual property contributed in connection with the Contribution Agreement. The initial term of the License Agreement is 10 years, and the License Agreement automatically renews for successive renewal terms of five years (the “Initial License Term”) and shall automatically renew for successive additional terms of five years (each, a “Renewal License Term”). Either party may terminate the License Agreement in the event of an uncured material breach by the other party. Additionally, Faze Media may terminate the License Agreement in the event (i) GameSquare experiences certain change of control or corporate transactions, (ii) GameSquare’s common stock fails to remain listed on a national exchange, or (iii) GameSquare files for certain bankruptcy proceedings. During the Initial License Term, GameSquare will pay Faze Media an annual license fee equal to 2.5% of Faze e-sports gross revenues. During any Renewal License Term, GameSquare will pay Faze Media an annual license fee equal to 2.75% of Faze e-sports gross revenues. All such license fees will be payable by the issuance by GameSquare of shares of its common stock to Faze Media. The number of shares to be issued for such license fees shall be based on a per share price equal to the average of the VWAP of the GameSquare common stock for each trading day in the applicable fiscal year.

The foregoing summary of the License Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the License Agreement and is qualified in its entirety by reference to the License Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the License Agreement, GameSquare and Faze Media entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides, among other things, that within 60 days of the issuance of GameSquare common stock to Faze Media (the “Filing Deadline”), GameSquare shall file with the Securities Exchange Commission (“SEC”) (at the Company’s sole cost and expense) a registration statement registering the resale of such shares of GameSquare common stock, and will use its commercially reasonable efforts to have such registration statement declared effective upon the earlier of (i) five business days after the SEC has notified GameSquare that such registration statement will not be reviewed and (ii) (A) for registration statements filed on Form S-1, within 45 days after the Filing Deadline and (B) for registration statements filed on Form S-3, within 60 days after the Filing Deadline.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreements, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On May 16, 2024, the Company issued a press release announcing the completion of the transactions discussed in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*	Contribution Agreement, dated May 15, 2024, by and among the Company, FaZe Holdings Inc., Faze Media Holdings, LLC and FaZe Media Inc.
10.1*	Trademark and License Agreement, dated May 15, 2024, between the Company and Faze Media, Inc.
10.2	Registration Rights Agreement, dated May 15, 2024, between the Company and Faze Media Inc.
99.1	Press Release, dated May 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.

Date: May 16, 2024	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director